Exhibit 1.1
NUVEEN CHURCHILL DIRECT LENDING CORP.

(a Maryland corporation)

$100,000,000

6.650% Notes due 2030

UNDERWRITING AGREEMENT

July 8, 2026
SMBC Nikko Securities America, Inc.
277 Park Avenue, 5th Floor
New York, NY 10172

Ladies and Gentlemen:

Nuveen Churchill Direct Lending Corp., a Maryland corporation (the “Company”), proposes to issue and sell $100,000,000 aggregate principal amount of 6.650% Notes due 2030 of the Company (the “Securities”). It is understood that, subject to the conditions hereinafter stated, the Securities will be sold by the Company to SMBC Nikko Securities America, Inc. (the “Underwriter”).
The Securities will be issued under an indenture, dated as of January 22, 2025 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 22, 2025 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Securities will be issued in book-entry form to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) dated January 2, 2025, between the Company and DTC.
The Company has previously issued $300,000,000 aggregate principal amount of its 6.650% Notes due 2030 under the Indenture (the “Existing Notes”). The Securities that will be issued and sold by the Company pursuant to this Agreement will constitute an issuance of “Additional Notes” under the Indenture. Except as otherwise described in the Preliminary Prospectus (as defined below), the Securities offered and sold by the Company will have identical terms to the Existing Notes and will be treated as a single class of notes with the Existing Notes for all purposes under the Indenture.
The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-283950), as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2 and Post Effective Amendment No. 3 thereto and including the related base prospectus, dated June 17, 2026 (the “Base Prospectus”), covering the registration of the sale of the Securities and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “Act”), which registration statement was declared effective under the Act by the Commission, including the exhibits thereto and any schedules thereto, at the time it became effective, and including the information included or incorporated by reference in the Base Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B of the rules and regulations of the Commission under the Act (the “Act Regulations”) (the “Rule 430B Information”), and the information (if any) deemed to be part of, or incorporated by reference into, the registration statement at the time of effectiveness pursuant to paragraph (b) of Rule 424 (“Rule 424(b)”) of the Act Regulations, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Act Regulations is herein called the

“Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company has also prepared and filed with the Commission a preliminary prospectus supplement dated July 8, 2026 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”). The Company will prepare and file a final prospectus supplement with the Commission pursuant to Rule 424(b) of the Act Regulations after the execution and delivery of this Agreement that supplements the Base Prospectus with respect to the offer and sale of the Securities (the “Final Prospectus Supplement”). The Final Prospectus Supplement and the Base Prospectus are herein called, collectively, the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include all financial statements and other information incorporated or deemed to be incorporated therein by reference pursuant to the rules of the Commission promulgated under the Act as of any specified date. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Rule 482 Material (as defined below), the Prospectus, any Issuer Free Writing Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
Any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the offering of the Securities contemplated by this Agreement is hereinafter called an “Issuer Free Writing Prospectus.” Any press releases or similar written materials meeting the definition of an “advertisement” as set forth in Rule 482 under the Act, the use of which has been consented to by the Underwriter, is herein called “Rule 482 Material.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-01338) (the “Notification of Election”) was filed with the Commission on December 31, 2019 under the Investment Company Act of 1940, as amended, and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder (the “Investment Company Act”).

The Company has entered into an Investment Advisory Agreement, dated December 31, 2019, as amended and restated on January 29, 2024 (the “Investment Advisory Agreement”), with Churchill DLC Advisor LLC (f/k/a Nuveen Churchill Advisors LLC), a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Advisers Act”). The Adviser has entered into a Third Amended and Restated Sub-Advisory Agreement, dated March 8, 2022 (the “Sub-Advisory Agreement”), with Churchill Asset Management LLC, a Delaware limited liability company registered as an investment adviser (the “Sub-Adviser”) under the Advisers Act. The Company has also entered into an Administration Agreement, dated December 31, 2019 (the “Administration Agreement”), with Churchill BDC Administration LLC (f/k/a Nuveen Churchill Administration LLC), a Delaware limited liability company (the “Administrator”).

As used in this Agreement:

“Applicable Time” means 4:45 P.M., New York City time, on July 8, 2026 or such other time as agreed by the Company and the Underwriter.
“General Disclosure Package” means (i) the Preliminary Prospectus and (ii) any Issuer Free Writing Prospectus listed on Schedule B hereto.
SECTION 1. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with the Underwriter, as follows:

(i) the Company is eligible to use Form N-2. Each of the Registration Statement and any amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Act against the Company or related to the offering of Securities have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act, the Act Regulations, the Investment Company Act and the Trust Indenture Act of 1939, as amended (the “TIA”). The Preliminary Prospectus, the Rule 482 Material, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act, the Act Regulations, the Investment Company Act and the TIA. The Preliminary Prospectus, the Rule 482 Material that is required to be filed with the Commission pursuant to Rule 482 of the Act and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; Rule 482 Material, as of its issue date and at all subsequent times through the completion of this offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus that has not been superseded or modified;

(ii) neither the Registration Statement nor any amendment thereto, at its effective time, or at the Closing Time, contained, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) the Preliminary Prospectus, when considered together with the General Disclosure Package, (C) any individual Free Writing Prospectus, (D) the Rule 482 Material, when considered together with the General Disclosure Package, nor (E) any investor presentation or “road show” presentation or other written communications reviewed and consented to by the Underwriter and listed on Annex I hereto (“road show”), when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the TIA or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter shall be the information in the first and second sentences of the seventh paragraph under the heading “Underwriting”, the information in the first sentence of the eleventh paragraph under the heading “Underwriting”, and the information in the second sentence of the twelfth paragraph under the heading “Underwriting”, in each case contained in the Prospectus (collectively, the “Underwriter Information”). Neither the Prospectus nor any amendment or supplement thereto, as of their respective date(s), at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to the Underwriter Information expressly for use in the Prospectus;

(iii) (A) the Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Issuer Free Writing Prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Issuer Free Writing Prospectus or any amendment or supplement thereto, nor any investor presentation or other written communications in connection with the marketing of the Securities, without the Underwriter’s prior written consent. The Company shall furnish to the Underwriter, without charge, as many copies of any Issuer Free Writing Prospectus prepared by or on behalf of, used by or referred to by the Company as the Underwriter may reasonably request. If at any time when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the Closing Time) there occurred or occurs an event or development as a result of which any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or could conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or could include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict so that the statements in such Issuer Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, that prior to amending or supplementing any such Issuer Free Writing Prospectus, the Company shall furnish to the Underwriter for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Issuer Free Writing Prospectus, and the Company shall not file, use or refer to any such amended or supplemented Issuer Free Writing Prospectus without the Underwriter’s prior written consent; (B) no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus that has not been superseded or modified; and (C) the Company represents and agrees that, without the prior consent of the Underwriter, it has not made and shall not make any offer relating to the Securities that could constitute an Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule B hereto;

(iv) [Reserved].

(v) the Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has the corporate power and authority to lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and has or had the corporate power and authority to execute and deliver this Agreement, the Indenture, the Securities, the DTC Agreement, the Investment Advisory Agreement and the Administration Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operation, or prospects of the Company and its subsidiaries listed on Schedule C hereto (each a “Subsidiary” and collectively the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”);

(vi) the Company does not own any real property;

(vii) the Company has no subsidiary (as defined in the Act) other than the Subsidiaries; each of the Subsidiaries has been duly organized, is validly existing as a limited liability company or a corporation, as the case may be, is in good standing under the laws of its jurisdiction of organization, has the power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable; the Company, either directly or through a wholly-owned subsidiary, owns all of the outstanding equity interests of the Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties; the Subsidiaries are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(viii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; provided, however, that the Company makes no representation or warranty with respect to the validity or enforceability of any obligations that may be limited by the applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”);
(ix) the DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(x) the Indenture has been qualified under the TIA;

(xi) the Securities have been duly authorized for sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respect to the statements relating thereto contained in the General Disclosure Package and the Prospectus;

(xii) the authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the row entitled “Net Assets” under the caption “Capitalization.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same;

(xiii) this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their respective terms, provided, however, that each of the Company, the Adviser and the Administrator makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or to enforceability of any obligations that may be limited by the applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”);

(xiv) no person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities;

(xv) neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws, certificate of formation, limited liability company operating agreement, or other organizational documents of the Company or any Subsidiary, as applicable, (B) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) violate the charter, bylaws or other organizational documents of the Company, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (ii), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect and, with respect to clause (iii), to the extent such contravention would not have a Material Adverse Effect on the ability of the Company to consummate the offering or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus;

(xvi) no approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the execution, delivery or performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been made or obtained under the Act, the Act Regulations, the Investment Company Act, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (i) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of Securities, and (ii) there are no contracts, agreements or understandings between the Company and any person that would grant such person the right to require the Company to describe or include as exhibits such agreement in the Registration Statement;

(xvii) each of the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such Consents or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(xviii) all legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements or documents that would be required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or that would be required to be filed as exhibits to the Registration Statement, the General Disclosure Package or the Prospectus if the Securities were offered pursuant to a registration under the Act, have been so described in the Registration Statement, the General Disclosure Package or the Prospectus;

(xix) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal actions, suits, claims, proceedings, or to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries, or, to the Company’s knowledge, any of their respective directors, managing members or officers, is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or the Subsidiaries, as the case may be, have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(xx) PricewaterhouseCoopers LLP (“PwC”), whose reports on the audited consolidated financial statements of the Company are filed with the Commission and included or incorporated by reference in the Prospectus, is an independent registered public accounting firm as required by the Act;

(xxi) the consolidated financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position and results of operations of the Company and the Subsidiaries as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods presented except as noted in the notes thereon (except, in each case, as may be permitted by the rules and regulations of the Commission); and the financial highlights information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that are not included or incorporated by reference (as applicable) as required; the Company does not have any material liabilities or obligations, direct or, to the Company’s knowledge, contingent (including any off balance sheet obligations), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;

(xxii) the interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information required by General Instruction I of Form N-2, as applicable, in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;
(xxiii) subsequent to the date of the most recent financial statements contained in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Subsidiaries;

(xxiv) each of the Company and the Subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” as such term is used in the Investment Company Act;

(xxv) each of the Company and the Subsidiaries owns, or has obtained valid and enforceable licenses for or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any Subsidiary has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or of any Subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(xxvi) the Company maintains insurance covering its operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and the Company expects such insurance will be fully in force at the Closing Time;

(xxvii) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package, to the extent applicable, and the Prospectus fairly present the information required by General Instruction I of Form N-2, as applicable, in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and the Company is not aware of any material weaknesses in its internal control over financial reporting; since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxviii) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, including material information pertaining to the Company’s and its Subsidiaries’ operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company, any of its Subsidiaries and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(xxix) neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance and sale of the Securities; provided, that any action in connection with the Company’s share repurchase program and dividend reinvestment plan will not be deemed a violation of this paragraph;

(xxx) the statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data in the Registration Statement, the General Disclosure Package and the Prospectus from such sources to the extent required;

(xxxi) to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers or directors;

(xxxii) (A) the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made to the extent required by Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(xxxiii) (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act applicable to business development companies and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of the Underwriter;

(xxxiv) the Company has filed with the Commission the Notification of Election to be regulated as a business development company under the Investment Company Act and has not filed with the Commission any notice of withdrawal pursuant to Section 54(c) of the Investment Company Act, and the Commission has not ordered that such election be withdrawn nor, to the Company’s knowledge, have the proceedings to effectuate such withdrawal been initiated or threatened by the Commission; the provisions of the articles of amendment and restatement and bylaws of the Company comply in all material respects with the requirements of the Investment Company Act applicable to business development companies; the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations promulgated thereunder, except as such will not result, individually or in the aggregate, in a Material Adverse Effect; provided, that the Company does not represent or warrant as to the compliance of Section 6(a) hereof with Section 17(i) of the Investment Company Act;

(xxxv) the Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Commission’s published rules promulgated thereunder;

(xxxvi) (A) each of the Company and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and (B) the Company has elected to be treated, and operates its business so as to qualify as a regulated investment company under Subchapter M of the Code;

(xxxvii) the operations of the Company and each of the Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company and each of the Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws (as defined below), the Anti-Money Laundering Laws, Sanctions (as defined below), and with the representations and warranties contained herein;

(xxxviii) (A) neither the Company nor any of the Subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent or representative of the Company or any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Government Official”) in order to influence official action, or to any person in violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and any other applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); (B) the Company and each of its Subsidiaries and affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws;

(xxxix) (A) neither the Company nor any of the Subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any affiliate, representative or agent of the Company or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control,

the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran and North Korea); (B) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities; or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (C) the Company and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(xl) the Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data, in each case, in all material respects, and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(xli) there are no outstanding securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than securities issued by subsidiaries of the Company pursuant to collateralized loan obligation transactions) that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act;

(xlii) there are no material contracts or material documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required; and

(xliii) the Securities to be sold pursuant to this Agreement and on the terms set forth on the Pricing Term Sheet in Exhibit A attached hereto constitute “Additional Notes” within the meaning of the Indenture, will be treated as a single series of notes with the Existing Notes for all purposes under the Indenture, will have the same terms (except the issue date, offering price and initial interest payment date) and CUSIP number as the Existing Notes and will be fungible with the Existing Notes for U.S. federal income tax purposes. Upon the issuance of the Securities, the outstanding aggregate principal amount of the Company’s 6.650% Notes due 2030 will be $400,000,000.

(b) Representations and Warranties of the Adviser, the Sub-Adviser and the Administrator. Each of the Adviser, the Sub-Adviser and the Administrator, as applicable, represents and warrants to the Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below), and agrees with the Underwriter, as follows:

(i) each of the Adviser, the Sub-Adviser, and the Administrator has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, each with full power and authority to lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement; each of the Adviser, the Sub-Adviser and the Administrator had full power and authority to execute and deliver the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement, as applicable; and each of the Adviser, the Sub-Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, capitalization, prospects or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement, the Sub-Advisory Agreement or the Administration Agreement, as applicable (collectively, an “Adviser Material Adverse Effect,” “Sub-Adviser Material Adverse Effect” or “Administrator Material Adverse Effect,” respectively);

(ii) each of the Adviser and the Sub-Adviser are duly registered with the Commission as an investment adviser under the Advisers Act and are not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations promulgated thereunder from acting under the Investment Advisory Agreement or the Sub-Advisory Agreement, as applicable, for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s or Sub-Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which could adversely affect the registration of the Adviser or the Sub-Adviser as an investment adviser with the Commission;

(iii) there are no actions, suits, claims, proceedings or, to the knowledge of the Adviser, the Sub-Adviser or the Administrator, investigations pending or, to the knowledge of the Adviser, Sub-Adviser or the Administrator, threatened to which the Adviser, the Sub-Adviser or the Administrator or, to the knowledge of the Adviser, the Sub-Adviser or the Administrator, any of their respective officers, partners, or members are or would be a party, or of which any of its properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser, the Sub-Adviser or the Administrator, (A) have, individually or in the aggregate, an Adviser Material Adverse Effect, Sub-Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively, or (B) prevent the consummation of the transactions contemplated hereby;

(iv) neither the Adviser, the Sub-Adviser nor the Administrator is (A) in violation of its certificate of incorporation or limited liability company operating agreement, respectively, or (B) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser, the Sub-Adviser or the Administrator is a party, or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser, the Sub-Adviser or the Administrator, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect, Sub-Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated hereby and thereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) violate the limited liability company operating agreement of each of the Adviser, the Sub-Adviser or the Administrator, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease contract or other agreement or instrument to which the Adviser, the Sub-Adviser or the Administrator is a party, or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser, the Sub-Adviser or the Administrator,

except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect, Sub-Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) the Adviser, the Sub-Adviser or the Administrator’s limited liability company operating agreement, (ii) other organizational documents of the Adviser, the Sub-Adviser or the Administrator, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser, the Sub-Adviser or the Administrator is a party or (iv) any law, regulation, rule or any decree, judgment or order applicable to the Adviser, the Sub-Adviser or the Administrator, except, with respect to clauses (iii) and (iv), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect, Sub-Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively;

(v) this Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser, the Sub-Adviser or the Administrator, as applicable; this Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser, the Sub-Adviser and the Administrator, as applicable, provided, however, that the Adviser, the Sub-Adviser and the Administrator make no representations or warranties with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by the Enforceability Exceptions;

(vi) the descriptions of the Adviser, the Sub-Adviser and the Administrator contained in the Registration Statement, the General Disclosure Package and the Prospectus are true, accurate and complete in all material respects;

(vii) each of the Adviser, the Sub-Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and under this Agreement and with respect to the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement, as applicable;

(viii) subsequent to the date of the most recent financial statements contained in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change in the business, financial condition, capitalization, prospects or regulatory status of the Adviser, Sub-Adviser or Administrator, respectively;

(ix) each of the Adviser, the Sub-Adviser and the Administrator has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not have an Adviser Material Adverse Effect, Sub-Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively; the Adviser, the Sub-Adviser and the Administrator are not in violation of, or in default under, nor have the Adviser, the Sub-Adviser or the Administrator received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser, the Sub-Adviser or the Administrator, except where such revocation or modification would not, individually or in the aggregate, have an Adviser Material Adverse Effect, Sub-Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively;
(x) neither the Adviser, the Sub-Adviser nor the Administrator, nor, to the knowledge of the Adviser, the Sub-Adviser or the Administrator, any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(xi) the Adviser, the Sub-Adviser and the Administrator are not aware that (A) any executive, key employee or significant group of employees of the Company, if any, or the Adviser, the Sub-Adviser or the Administrator, plans to terminate employment with the Company, the Adviser, the Sub-Adviser or the Administrator or (B) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser, the Sub-Adviser or the Administrator, except where such termination or violation would not have an Adviser Material Adverse Effect, Sub-Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively;

(xii) each of the Adviser and Sub-Adviser maintain a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement and the Sub-Advisory Agreement, as applicable, are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(xiii) the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (B) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xiv) the operations of the Adviser, the Sub-Adviser and the Administrator are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Adviser, Sub-Adviser and Administrator Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser, the Sub-Adviser or the Administrator with respect to the Adviser, Sub-Adviser and Administrator Anti-Money Laundering Laws is pending or, to the best knowledge of the Adviser, the Sub-Adviser and the Administrator, threatened. The Adviser, the Sub-Adviser and the Administrator have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Adviser, Sub-Adviser and Administrator Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein;

(xv) (A) neither the Adviser, the Sub-Adviser nor the Administrator, nor any director, officer or employee thereof, nor to the Adviser, the Sub-Adviser or the Administrator’s knowledge, any agent or representative of the Adviser, the Sub-Adviser or the Administrator, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of the Anti-Corruption Laws; (B) the Adviser, the Sub-Adviser and the Administrator have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Adviser, the Sub-Adviser nor the Administrator will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Corruption Laws;

(xvi) (A) neither the Adviser, the Sub-Adviser nor the Administrator, nor any director, officer or employee thereof, nor to the Adviser’s, the Sub-Adviser’s or the Administrator’s knowledge, any affiliate, representative or agent of the Adviser, the Sub-Adviser or the Administrator is a Person that is, or is owned or controlled by one or more Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran and North Korea); (B) the Adviser, the Sub-Adviser and the Administrator will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities; or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (C) the Adviser, the Sub-Adviser and the Administrator have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at the price (the “Purchase Price”) to be paid by the Underwriter set forth in Schedule A attached hereto, that aggregate principal amount of Securities set forth in Schedule A opposite the name of the Underwriter.

(c) Payment. Payment of the Purchase Price for the Securities by the Underwriter to the Company, and delivery of the Securities, shall be made at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (New York City time) on July 10, 2026, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment of the Purchase Price for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter through the facilities of DTC for the account of the Underwriter of the Securities to be purchased by the Underwriter.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Rule 482 Material, the Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Preliminary Prospectus, the Rule 482 Material or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Act or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will use its commercially reasonable efforts to comply with the Act and the Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Rule 482 Material, the General Disclosure Package or the Prospectus in order that the Rule 482 Material, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Rule 482 Material, the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Rule 482 Material, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the Exchange Act or the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) within forty-eight (48) hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) Delivery of Commission Filings. The Company has furnished or, upon written request of the Underwriter, will deliver to the Underwriter and counsel for the Underwriter, without charge, conformed copies of (i) the Notification of Election and (ii) the Registration Statement, each as originally filed, and of each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Underwriter, upon written request and without charge, a conformed copy of the Notification of Election and the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Notification of Election and Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of the Preliminary Prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is required to be delivered under the Act, such number of copies of the Rule 482 Material, the Prospectus (as may be amended or supplemented) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request. The Rule 482 Material, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale, or obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as reasonably required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such request by filing such an earnings statement on EDGAR.

(g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(h) Restriction on Transfer. Through the Closing Time, the Company shall not, and shall cause its Subsidiaries not to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Act with respect to any of the foregoing, without the prior written consent of the Underwriter, which may not be unreasonably withheld. The foregoing sentence shall not apply to sales to the Underwriter pursuant to this Agreement.

(i) Reporting Requirements. The Company has filed and will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j) Business Development Company Status. The Company, during the period of at least twenty-four (24) months from the effective date of the Company’s Registration Statement, will use its commercially reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

(k) Regulated Investment Company Status. The Company will use its commercially reasonable efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the Investment Company Act.

(l) Annual Compliance Reviews. The Company will retain qualified accountants and qualified tax experts to (i) test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and (ii) otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code.

(m) Cooperation with DTC. The Company will cooperate with the Underwriter and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(n) Accounting Controls. The Company has established and will use commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and the assets managed by the Adviser and the Sub-Adviser, respectively, is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (vi) any significant deficiencies or material weaknesses in the design or operation of internal accounting controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(o) Disclosure Controls. The Company will use commercially reasonable efforts to maintain and employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(p) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriter attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of the Preliminary Prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s, the Adviser’s and the Sub-Adviser’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, (vi) the fees and expenses of the Trustee, any transfer agent, registrar or depositary with respect to the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any road show, including without limitation, reasonably incurred and documented expenses associated with travel, the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities (such fees and expenses pursuant to this clause (viii) and clause (v), in the aggregate, shall not exceed $10,000) and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). It is, however, understood that, except as provided in this Section 4, the Underwriter shall pay all of its own costs and expenses, including, without limitation, the fees and disbursements of its counsel, any advertising expenses connected with any offer the Underwriter made, and all travel, lodging and other expenses of the Underwriter incurred by the Underwriter in connection with any road show.

(b) Termination of Agreement. If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred and documented by the Underwriter in connection with this Agreement and the offering contemplated hereby.

SECTION 5. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser, the Sub-Adviser and the Administrator contained herein or in certificates of any officer of the Company, the Adviser, the Sub-Adviser or the Administrator delivered pursuant to the provisions hereof, to the performance by the Company, the Adviser, the Sub-Adviser and the Administrator of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424(b) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b) Opinion of Counsel for Company. At the Closing Time, the Underwriter shall have received the favorable opinion and negative assurance letter, dated as of the Closing Time, of Eversheds Sutherland (US) LLP, outside counsel for the Company, the Adviser, the Sub-Adviser and the Administrator, in form and substance reasonably satisfactory to counsel for the Underwriter. Such counsels may state that insofar as such opinions involve factual matters, they have relied upon certificates of officers of the Company and certificates of public officials.

(c) Opinion of Counsel for Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinion and negative assurance letter, dated as of the Closing Time, of Ropes & Gray LLP, counsel for the Underwriter, with respect to the sale of the Securities and other related matters as the Underwriter may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(d) Officers’ Certificates.

(i) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of (i) the chief executive officer or a vice president of the Company and (ii) the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement under the Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(ii) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, an Adviser Material Adverse Effect, and the Underwriter shall have received a certificate of the chief executive officer or a vice president and the chief financial or chief accounting officer of the Adviser, dated the Closing Time, to the effect that (A) there has been no such Adviser Material Adverse Effect, (B) the representations and warranties of the Adviser in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(iii) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, a Sub-Adviser Material Adverse Effect, and the Underwriter shall have received a certificate of the chief executive officer or a vice president and the chief financial or chief accounting officer of the Sub-Adviser, dated the Closing Time, to the effect that (A) there has been no such Sub-Adviser Material Adverse Effect, (B) the representations and warranties of the Sub-Adviser in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) the Sub-Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(iv) At the Closing Time, there shall have not been, since the date hereof or since the respective dates of which information is given in the Prospectus, an Administrator Material Adverse Effect, and the Underwriter shall have received a certificate of the chief executive officer or a vice president and the chief financial or chief accounting officer of the Administrator, dated the Closing Time, to the effect that (A) there has been no such Administrator Material Adverse Effect, (B) the representations and warranties of the Administrator in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(e) [Reserved].

(f) [Reserved].

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from PwC a letter, dated such date, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from PwC a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that, in the Underwriter’s judgment, is material and adverse and that makes it, in the Underwriter’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(m) Additional Documents. At the Closing Time counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Adviser and the Sub-Adviser in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(n) The Securities. The Company and the Trustee shall have executed, authenticated and delivered the Securities.

(o) No Ratings Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any decrease in the rating of any debt incurred by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by written notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter by the Company, the Adviser and the Sub-Adviser. The Company, the Adviser and the Sub-Adviser, severally and not jointly, agree to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or (B) in any road show, or the omission or alleged omission in the Preliminary Prospectus, the Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or in any road show, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information, and provided, further, that the Adviser and Sub-Adviser’s indemnity agreement shall only apply to statements described in (i) above regarding the Adviser and the Sub-Adviser.
(b) Indemnification of Company, Directors, Officers, Adviser and Sub-Adviser. The Underwriter agrees to indemnify and hold harmless the Company, the Adviser, the Sub-Adviser, their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company, the Adviser or the Sub-Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus, Rule 482 Material or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it has not been materially prejudiced (including through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party shall not have the right to direct the defense of any direction in any proceeding on behalf of the indemnified party or parties. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one (1) counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of or based upon such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Sub-Adviser, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Sub-Adviser, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. For the avoidance of doubt, the Adviser and Sub-Adviser’s contribution agreement shall only apply to instances in which the Adviser or Sub-Adviser, as applicable, has an indemnity obligation as described above in Section 6(a).

The relative benefits received by the Company, the Adviser and the Sub-Adviser, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (and net of the portion of the underwriting discount paid by the Adviser and the Sub-Adviser), on the one hand, and the total underwriting discount received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, the Adviser and the Sub-Adviser, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and the Sub-Adviser or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Sub-Adviser and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the Investment Company Act and any applicable guidance from the Commission or its staff thereunder.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Adviser or the Sub-Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Adviser or the Sub-Adviser, as the case may be.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Adviser, any of the Adviser’s subsidiaries submitted pursuant hereto or the Sub-Adviser, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Underwriter may terminate this Agreement, by written notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE MKT or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. [Reserved]

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th Floor, New York, NY, 10172, Attention: Debt Capital Markets, Email: NikkoGCNotices@smbcnikko-si.com; and a copy, which shall not constitute notice, to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention of Paul Tropp, Esq.; notices to the Company, the Adviser and the Sub-Adviser shall be directed to them at 375 Park Avenue, 9th Floor, New York, NY 10152, Attention: John McCally, Esq., General Counsel; and a copy, which shall not constitute notice, to Eversheds Sutherland (US) LLP, 700 Sixth Street, NW, Washington, DC 20001, Attention: Payam Siadatpour, Esq.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the Purchase Price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and the Underwriter has no any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Adviser and the Sub-Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Adviser and the Sub-Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that the Underwriter is a Covered Entity and becomes, or a BHC Act Affiliate of the Underwriter becomes, subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www. Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 21. Regulation BI. The Company acknowledges that in connection with the offering of the Securities, none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriter with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

SECTION 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company, the Adviser, the Sub-Adviser and the Administrator in accordance with its terms.

Very truly yours,

NUVEEN CHURCHILL DIRECT LENDING CORP.

By: /s/ John D. McCally
Name: John D. McCally Title: Vice President and Secretary

CHURCHILL DLC ADVISOR LLC

By: /s/ John D. McCally
Name: John D. McCally Title: Secretary and Senior Managing Director

CHURCHILL ASSET MANAGEMENT LLC

By: /s/ John D. McCally
Name: John D. McCally Title: Senior Managing Director

CHURCHILL BDC ADMINISTRATION LLC

By: /s/ John D. McCally Name: John D. McCally Title: Secretary and Senior Managing Director

CONFIRMED AND ACCEPTED,
as of the date first above written:

By:	SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michael Lazar
Name: Michael Lazar
Title: Managing Director

SCHEDULE A

The purchase price for the Securities to be paid by the Underwriter shall be 99.723% of the aggregate principal amount thereof, plus accrued and unpaid interest from March 15, 2026 up to, but not including, the Closing Time.

Name of Underwriter	Principal Amount of Securities to be Purchased

SMBC Nikko Securities America, Inc.	$100,000,000
TOTAL	$100,000,000

SCHEDULE B

ISSUER FREE WRITING PROSPECTUSES:

1.Pricing Term Sheet, dated July 8, 2026, containing the terms governing the Securities, substantially in the form of Exhibit A to this Agreement, filed with the Commission on July 8, 2026 pursuant to Rule 433.

SCHEDULE C

NCDL Senior Loan Fund I LLC	Delaware
NCDLC CLO-I, LLC	Delaware
NCDLC CLO-II, LLC	Delaware
NCDLC CLO-III, LLC	Delaware
NCDL Equity Holdings LLC	Delaware

EXHIBIT A

PRICING TERM SHEET

NUVEEN CHURCHILL DIRECT LENDING CORP.

$100,000,000 6.650% Notes due 2030

PRICING TERM SHEET

July 8, 2026

The following sets forth the final terms of the further issuance of the 6.650% Notes due 2030 (the “New Notes”) and should only be read together with the preliminary prospectus supplement dated July 8, 2026 (the “Preliminary Prospectus Supplement”) related to the New Notes, and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

On January 22, 2025, Nuveen Churchill Direct Lending Corp. (the “Company”) issued $300,000,000 in aggregate principal amount of its 6.650% notes due 2030 (the “Existing Notes”) pursuant to an indenture, dated as of January 22, 2025 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 22, 2026 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee. The New Notes offered hereby are being issued as “Additional Notes” under the Indenture. The Existing Notes and the New Notes are collectively referred to in this pricing term sheet as the “Notes.”

Issuer:	Nuveen Churchill Direct Lending Corp.
Security Title:	6.650% Notes due 2030
Expected Ratings*:	Moody's: Baa3/Stable Fitch: BBB-/Stable
Aggregate Principal Amount of New Notes Offered:	$100,000,000. The New Notes will be part of the same series of notes as the $300,000,000 aggregate principal amount of the Existing Notes. Upon settlement, the New Notes will be fungible, rank equally, and treated as a single series with the Existing Notes.
Aggregate Principal Amount of Notes Outstanding After this Offering:	$400,000,000.00
Trade Date:	July 8, 2026
Settlement Date**:	July 10, 2026 (T+2)
Maturity Date:	March 15, 2030
Interest Payment Date:	March 15 and September 15, commencing for the New Notes on September 15, 2026
Price to Public (Issue Price):	100.123% of the principal amount, plus Aggregate Accrued Interest (as defined below)
Aggregate Accrued Interest:	$2,124,305.56 of accrued interest from March 15, 2026 up to, but not including, the date of delivery of (the “Aggregate Accrued Interest”). The interest payment to be made on September 15, 2026 will include the Aggregate Accrued Interest.

Coupon (Interest Rate):	6.650%
Yield to Maturity:	6.608%
Spread to Benchmark Treasury:	+ 230 basis points

Benchmark Treasury:	4.125% due June 30, 2031
Benchmark Treasury Price and Yield:	99-06 / 4.308%
Optional Redemption:
Prior to February 15, 2030 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

.- (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, or

.- 100% of the principal amount of the Notes to be redeemed.
On or after the Par Call Date, the Company may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	67090S AA6 / US67090SA
Sole Book-Running Manager:	SMBC Nikko Securities America,

Note: *A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Note: **The Company expects that delivery of the New Notes will be made to investors on or about July 10, 2026, which will be the second business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade New Notes prior to the business day before the delivery of the New Notes will be required, by virtue of the fact that the New Notes initially settle in T+2, to specify an alternative arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The Preliminary Prospectus Supplement, which has been filed with the Securities and Exchange Commission (the “SEC”), contains this and other information about the Company and should be read carefully before investing.

The Preliminary Prospectus Supplement and this pricing term sheet are not offers to sell any securities of the Company and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted. A shelf registration statement relating to these securities is on file with, and has been declared effective by, the SEC. The offering may be made only by means of a preliminary prospectus supplement and an accompanying prospectus. The Company has filed the Preliminary Prospectus Supplement for the offering to which this communication relates. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or SMBC Nikko Securities America, Inc. will arrange to send you the Preliminary Prospectus Supplement if you request it from SMBC Nikko Securities America, Inc. toll free at 1-888-868-6856.

Any disclaimers or notices that may appear on this term sheet below the text of this legend are not applicable to this term sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this term sheet having been sent via, or posted on, Bloomberg or another electronic mail system.

EXHIBIT B

RULE 482 MATERIAL

1.Pricing press release filed with the Commission on July 8, 2026 pursuant to Rule 497(a) (as a Rule 482ad)

Annex I
Permitted Marketing Materials

None.